Designated Filer:	Monarch Alternative Capital LP
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	September 9, 2015

Joint Filer Information and Signatures
Joint Filers:

1. Name:	MDRA GP LP
Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MDRA GP LP

By: Monarch GP LLC, its general partner

	By: /s/ Michael A. Weinstock	September 11, 2015
	Name: Michael A. Weinstock	Date
Title: Member

2. Name:	Monarch GP LLC
Address:	c/o Monarch Alternative Capital LP, 535 Madison Avenue, 26th Floor, New York, New York 10022

MONARCH GP LLC

	By: /s/ Michael A. Weinstock	September 11, 2015
	Name: Michael A. Weinstock	Date
Title: Member